UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2005
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine
Valencia, California	91355
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 2, 2005, MannKind Corporation, a Delaware corporation (“MannKind”), entered into a Securities Purchase Agreement with the purchasers set forth on Exhibit A thereto (the “Securities Purchase Agreement”), pursuant to which MannKind sold, at the closing on August 5, 2005, 17,131,682 shares of its common stock (the “Shares”) and warrants to purchase 3,426,340 shares of its common stock (the “Warrants”) resulting in aggregate gross proceeds to MannKind of approximately $175.0 million (the “Private Placement”). The Warrants have an exercise price of $12.228 per share, become exercisable 180 days after the closing of the Private Placement and expire on August 5, 2010. Under the terms of the Securities Purchase Agreement, MannKind has agreed to file, within 30 days after the closing of the Private Placement, a registration statement with the United States Securities and Exchange Commission (the “SEC”) to register for resale the Shares and the shares of MannKind’s common stock issuable upon the exercise of the Warrants, and MannKind has agreed to use its best efforts to cause such registration statement to be declared effective by the SEC within (i) 60 days following the closing if the registration statement is not reviewed by the SEC, or (ii) 120 days following the closing if the registration statement is reviewed by the SEC.
     MannKind’s Chairman of the Board and Chief Executive Officer, Alfred E. Mann, who, with his affiliated entities, holds more than 5% of MannKind’s outstanding capital stock, purchased approximately $87.34 million in the Private Placement. Kent Kresa, a director of MannKind, and Hakan S. Edstrom, MannKind’s President and Chief Operating Officer, collectively purchased an aggregate of approximately $157,000 in the Private Placement.
     The foregoing is a summary of the terms of the Securities Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On August 5, 2005, MannKind completed a private placement of the Shares and Warrants. Pursuant to the terms of the Securities Purchase Agreement, MannKind sold 17,131,682 shares of its common stock and warrants to purchase 3,426,340 shares of its common stock. The exercise price of the Warrants is $12.228 per share. The Securities Purchase Agreement, including the form of Warrant and other exhibits thereto, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The aggregate offering price of the shares of Common Stock sold was approximately $175.0 million and the aggregate placement agent commissions were approximately $4.4 million. Wachovia Capital Markets, LLC and Leerink Swann & Co. acted as MannKind’s placement agents for the Shares and Warrants issued in the Private Placement to purchasers other than Alfred E. Mann, Kent Kresa and Hakan S. Edstrom.
     The offering was made only to accredited investors, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Shares and the Warrants issued to the purchasers have not been registered under the Securities Act or any state securities laws. MannKind relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. As described in Item 1.01 of this current report, MannKind has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrants. Neither this current report on

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Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of MannKind.
Item 8.01 Other Events.
     The press release, dated August 3, 2005, announcing the Private Placement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

99.1	Securities Purchase Agreement, dated August 2, 2005, by and among MannKind Corporation and the purchasers listed on Exhibit A thereto.

99.2	Press release, dated August 3, 2005, of MannKind Corporation.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

	By:	/s/ David Thomson, Ph.D., J.D.

		Name:	David Thomson, Ph.D., J.D.
		Title:	Corporate Vice President, General Counsel and Secretary

Dated: August 5, 2005

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INDEX TO EXHIBITS

99.1	Securities Purchase Agreement, dated August 2, 2005, by and among MannKind Corporation and the purchasers listed on Exhibit A thereto.

99.2	Press release, dated August 3, 2005, of MannKind Corporation.

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